EXHIBIT 10.02
LOCKAWAY STORAGE, INC.

STATE OF TEXAS	)
)
COUNTY OF BOWIE	)
     THIS LEASE is made between Lockaway Storage, herein call “LESSOR”, and LecTec Corporation, herein called “LESSEE”.
     Lessee hereby offers to lease from Lessor the following portion of the building located upon 1407 S. Kings Highway, Texarkana, TX 75501. Lessor agrees to make the changes required to separate Lockaway Storage’s office area from what will be the lessee’s office area. All changes will be done in completion upon move-in of Lessee upon the following TERMS and CONDITIONS:
TERM AND RENT. The primary term of this Lease shall be for a period of 6 Months (1/2) years commencing August 1, 2008, and terminating February 1, 2009 or sooner as provided herein at the annual base rental of seven thousand eight hundred and NO/100 - ($7,800.00) - DOLLARS, payable in equal installments in advance on the first (1st) day of each month for that month’s rental, during the term of this Lease or any extension thereof. The first rental installment shall be due and payable on the first (1st) day of September, and thereafter on the first (1st) day of each succeeding month during the term of this Lease or any extension thereof. Lessee has made the first and last rental installment simultaneous with the execution of this Lease Agreement, the receipt of which is hereby acknowledged by Lessor. Lessee shall pay to the Lessor, initially, monthly rental as follows:

BASE RENT	$650.00	Upon the 11th day of each month a:

COMMON AREA MAINTENANCE	$0	LATE FEE $25.00 Will be charged.

REFUSE SERVICE	$0

TOTAL MONTHLY RENTAL	$650.00

The total monthly rental installment hereunder in the amount of $650.00 shall he subject to change each January 1st during; the term of this Lease due to change in the amount of the contribution for common area maintenance hereinafter defined. Each such installment shall be due and payable in advance on the first (1st) day of each calendar month during the term of this Lease. Lessee shall punctually pay the rentals to Lessor at: 1407 S. Kings Highway, Texarkana, TX 75501 or at such other place Lessor may designate to Lessee in writing.
CARE AND MAINTENANCE OF PREMISES. Lessee acknowledges, that the premises are in good order and repair, unless otherwise indicated herein. Lessee shall, at Lessee’s own expense and at all times, maintain the premises in good and safe condition, including plate glass, electrical wiring, plumbing and heating installations and any other system or equipment upon the premises and shall surrender the same, at termination hereof, in as good condition as received, normal wear and tear excepted. Lessee shall be responsible for all repairs required, excepting the roof, exterior walls, structural foundations.
COMMON AREA MAINTENANCE. The Lessor shall maintain the parking area substantially as shown on “Exhibit A.” The purpose of the site plan attached hereto as “Exhibit A” is to show the approximated location of the building, parking area and other common areas. The Lessor reserves the right at any time to relocate any building, parking area or common areas shown on said site plan. The Lessor also reserves the right to construct other buildings or improvements in the office/warehouse complex from time to time and to make alterations thereof or additions thereto.
     All Automobile parking areas, driveways, entrances and exits thereto, and other facilities furnished by Lessor in or near the office/warehouse complex, including sidewalks and ramps, landscaped areas and other areas and improvements provided by Lessor for the general use in common, of Lessee, Lessee’s officers, agents, employees, and customers, shall at all times be subject to the exclusive control and management of Lessor and Lessor shall have the right (from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned in this article, Lessor shall have the right to construct, maintain and operate lighting facilities on all said areas and improvements; to police the same; from time to time to change the area, level locations and arrangement arrangement of parking areas and other facilities hereinabove referred to; to close all or any portion of said areas or facilities to such extent as may, in the opinion of Lessor’s counsel be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to close temporarily all or any portion of the parking areas or facilities; to discourage noncustomer parking; and to do and perform such other acts in and to said areas and improvements as, in the use of good business judgment, the Lessor shall determine to be advisable with a view to the improvement of the convenience and use thereof by Lessee, Lessee’s officers, agents, employees and customers. Lessor will operate and maintain, at Lessor’s sole cost and expense, the common facilities referred to above in such manner as Lessor, in its sole discretion, shall determine from tine to time. Without limiting the scope of such discretion, Lessor shall have the full right and authority to employ all personnel and to make all rules and regulations pertaining to and necessary for the proper operation and maintenance of the common areas and facilities. Notwithstanding anything herein to the contrary. Lessor shall keep the parking area properly cleaned, striped, lighted and repaired during the term of this Lease and any option periods.
     Lessee and Lessee’s employees shall park their cars only in those portions of the parking area designated for that purpose by Lessor.
     Lessee and Lessor agree that Lessor shall determine on an annual basis the expenses necessary to operate the common areas of the office/warehouse complex, including the expenses of providing refuse service thereto. Upon such calculation, Lessor shall notify Lessee, in writing, of Lessee’s prorata share of the cost and expenses which shall be paid in monthly installments on the first day of each and every calendar month simultaneous with the rental payments.
ALTERATIONS. Lessee shall not, without first obtaining the written consent of Lessor, make any alterations, additions, or improvements, in, to or about the premises.
ORDINANCES AND STATUTES. Lessee shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the premises, occasioned by or affecting the use thereof by Lessee.
ASSIGNMENT AND SUBLETTING. Lessee shall not assign this Lease or sublet any portion of the premises without prior written consent of the Lessor, which shall not he unreasonably withheld. Any such assignment or subletting without consent shall be void and, at the option of the Lessor, may terminate this Lease.
UTILITIES. All applications and connections for necessary utility services on the demised premises shall be made in the name of Lessee only, and Lessee shall be solely liable for utility charges as they become due, including those for sewer, water, gas, electricity, and telephone services.
ENTRY AND INSPECTION. Lessee shall permit Lessor or Lessor’s agents to enter upon the premises at reasonable times and upon reasonable notice, for the purpose of inspecting the same, and will permit Lessor at any time within sixty (60) days prior to the expiration of this Lease, to place upon the premises any usual “To Let” or “For Lease” signs and permit persons desiring to lease the same to inspect the premises thereafter.
POSSESSION. If Lessor is unable to deliver possession of the premises at the commencement hereof, Lessor shall not be liable for any damage caused thereby, nor shall this lease be void or voidable, but Lessee shall not be liable for any rent until possession is delivered. Lessee may terminate this Lease if possession is not delivered within 15 days of the commencement of the term hereof.
INDEMNIFICATION OF LESSOR. Lessor shall not be liable for any damage or injury to Lessee, or any other person, or to any property, occurring on the demised premises or any part thereof, and Lessee agrees to hold Lessor harmless from any claims for damages, no matter how caused.
INSURANCE. Lessee, at Lessee’s expense, shall maintain plate glass and public liability insurance including bodily injury and property damage insuring Lessee and Lessor with minimum coverage as follows:
Lessee shall provide Lessor with a Certificate of Insurance showing Lessor as additional insured. The Certificate shall provide for a ten-day written notice to Lessor in the event of cancellation or material change of coverage. To the maximum extent permitted by insurance policies which may be owned by Lessor or Lessee, Lessee and Lessor, for the benefit of each other, waive any and all rights of subrogation which might otherwise exist.
EMINENT DOMAIN. If the premises or any part thereof or any estate therein, or any other part of the building materially affecting Lessee’s use of the premises, shall be taken by eminent domain, this Lease shall terminate on the date when title vests pursuant to such taking. The rent, and any additional rent, shall be apportioned as of the termination date, and any rent paid for any period beyond that date shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a claim for any taking of fixtures and improvements owned by Lessee, and for moving expenses.
DESTRUCTION OF PREMISES. In the event of a partial destruction of the premises during the term hereof, from any cause, Lessor shall forthwith repair the same, provided that such repairs can be made within sixty (60) days under existing governmental laws and regulations, but such partial destruction shall not terminate this Lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of Lessee on the premises. If such repairs cannot be made within said sixty (60) days, Lessor, at Lessor’s option, may make the same within a reasonable time, this Lease continuing in effect with the rent proportionately abated as aforesaid, and in the event that Lessor shall not elect to make such repairs which cannot be made within sixty (60) days, this Lease may be terminated at the option of either party. In the event that the building in which the demised premises may be situated is destroyed to an extent of not less than one-third of the replacement costs thereof. Lessor may elect to terminate this Lease whether the demised premises be injured or not. A total destruction of the building in which the premises may be situated shall terminate this Lease.
LESSOR’S REMEDIES ON DEFAULT. If Lessee defaults in the payment of rent, or any additional rent, or defaults in the performance of any of the other covenants or conditions hereof. Lessor may give Lessee notice of such default and if Lessee does not cure any such default within 30 days, after the giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period, if Lessee does not commence such curing within such 30 days and thereafter proceed with reasonable diligence and in good faith to cure such default), the Lessor may terminate this Lease on not less than 30 days’ notice to Lessee. On the date specified in such notice the term of this Lease shall terminate, and Lessee shall then quit and surrender the premises to Lessor, but Lessee shall remain liable as hereinafter provided. If this Lease shall have been so terminated by Lessor, Lessor may at any time thereafter resume possession of the premises by any lawful means and remove Lessee or other occupants and their effects.
SECURITY DEPOSIT. Lessee shall deposit with Lessor on the signing of this Lease the sum of Six hundred and NO/100 - ($600.00) - DOLLARS as security for the performance of Lessee’s obligations under this Lease, including without limitation the surrender of possession of the premises to Lessor as herein provided. If Lessor applies any part of the deposit to cure any default of Lessee, Lessee shall on demand deposit with Lessor the amount so applied so that Lessor shall have the full deposit on hand at all times during the term of this Lease.
ATTORNEY’S FEES. In case suit should be brought for recovery of the premises, or for any sum due hereunder, or because of any act which may arise out of the possession of the premises, by either party, the prevailing party shall be entitled to all costs incurred in connection with such action, including a reasonable attorney’s fee.
WAIVER. No failure of Lessor to enforce any term hereof shall be deemed to be a waiver.
NOTICES. Any notice which either party may or is required to give, shall be given by mailing the same, postage prepaid, to Lessee at the premises, or Lessor at the address shown below, or at such other places as may be designated by the parties from time to time.
HEIRS, ASSIGNS, SUCCESSORS. This Lease is binding upon and inures to the benefit of the heirs, assigns and successors in interest to the parties.
OPTION TO RENEW. Provided that Lessee is not in default in the performance of this Lease, Lessee shall have the option to renew the Lease for an additional term of 6 or 12 months commencing at the expiration of the initial lease term. All of the terns and conditions of the lease shall apply during the renewal term except that the monthly rent shall be the sum of $700.00. The option shall be exercised by written notice given to Lessor not less than 30 days prior to the expiration of the initial lease term. If notice is not given in the manner provided herein within the time specified, this option shall expire.
SUBORDINATION. This Lease is and shall be subordinated to all existing and future liens and encumbrances against the property.
ENTIRE AGREEMENT. The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties. The following Exhibits, if any, have been made a part of this Lease before the parties’ execution hereof.
     EXECUTED in multiple counterparts by Lessor and Lessee, each of which will have the full force and effect of an original, this 23rd day of July, 2008.

LESSOR:	LESSEE:

Lockaway Storage BY: Russell Waldie	LecTec Corporation BY: Bill Johnson (Controller)

Address for Notice:	Address for Notice:
1407 S. Kings Highway	1407 S. Kings Highway
Texarkana, TX 75501	Texarkana, TX 75501
(903) 832-0993